U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PACIFIC SYNDICATED RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	1000	Applied For
(State or other jurisdiction of incorporation or organization)	(Standard Industrial Classification)	(IRS Employer Identification Number)

15239 92nd Avenue Surrey, B.C., Canada V3R 0A8	Val-U-Corp. Services, Inc. 1802 N. Carson, Ste, 212,Carson City, NV 89701
(Name and address of principal executive offices)	(Name, address and telephone of agent for service)

Registrant's telephone number, including area code: (604) 785-1827
Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    |__|

CALCULATION OF REGISTRATION FEE
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TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE
Common Stock	2,809,450 shares	$0.30	$842,835.00	$106.79
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(1)	This price was arbitrarily determined by Pacific Syndicated Resources, Inc.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
Cane Clark LLP
3273 East Warm Springs Rd., Las Vegas, NV 89120
(702) 312-6255 Fax: (702) 944-7100

SUBJECT TO COMPLETION, Dated August 1, 2006

PROSPECTUS
PACIFIC SYNDICATED RESOURCES, INC.
2,809,450
COMMON STOCK
INITIAL PUBLIC OFFERING
___________________

The selling shareholders named in this prospectus are offering up to 2,809,450 shares of common stock offered through this prospectus. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities. We have, however, set an offering price for these securities of $0.30 per share. This offering will expire on December 31, 2006 unless extended by the board of directors. The board of directors has discretion to extend the offering period for a maximum of an additional six months.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.30	None	$0.30
Total	$842,835.00	None	$842,835.00

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.30 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section of this Prospectus entitled "Risk Factors."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: August 1, 2006

Page
Summary	5
Risk Factors	7
Risks Related To Our Financial Condition and Business Model	7
If we do not obtain additional financing, our business will fail	7
Because we will need additional financing to fund our extensive exploration activities, our auditors believe there is substantial doubt about our ability to continue as a going concern	8
Because we have only recently commenced business operations, we face a high risk of business failure	8
Because our executive officers do not have any training specific to the technicalities of mineral exploration, there is a higher risk our business will fail	8
Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.	9
Because of the unique difficulties and uncertainties inherent in the mineral exploration business, we face a high risk of business failure	9
Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability	9
Because access to the April Hope mineral claims may be restricted by inclement weather, we may be delayed in our exploration efforts	10
Because our president has agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	10
Because our president, Mr. Darrell Woronchak, owns 59.00% of our outstanding common stock and serves as our sole director, investors may find that corporate decisions influenced by Mr. Wornchak are inconsistent with the best interests of other stockholders	10
Because our president, Mr. Darrell Woronchak, owns 59.00% of our outstanding common stock the market price of our shares would most likely decline if he were to sell a substantial number of shares all at once or in large blocks.	11
If we are unable to successfully compete within the mineral exploration business, we will not be able to achieve profitable operations.	11
Because of factors beyond our control which could affect the marketability of any substances found, we may have difficulty selling any substances we discover.	11
Risks Related To Legal Uncertainty	11
Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase	11
If Native land claims affect the title to our mineral claims, our ability to prospect the mineral claims may be lost.	12

Because the Province of British Columbia owns the land covered by the April Hope mineral claims, our availability to conduct an exploratory program on the April hope mineral claims is subject to the consent of the Province of British Columbia and we can be ejected from the land and our interest in the land could be forfeit.	12
Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.	13
Risks Related To This Offering	13
If a market for our common stock does not develop, shareholders may be unable to sell their shares	13
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline	13
Because we will subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board the level of trading activity in our stock may be reduced.	14
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	14
Forward-Looking Statements	14
Use of Proceeds	15
Determination of Offering Price	15
Dilution	15
Selling Shareholders	15
Plan of Distribution	19
Legal Proceedings	20
Directors, Executive Officers, Promoters and Control Persons	21
Security Ownership of Certain Beneficial Owners and Management	22
Description of Securities	23
Interest of Named Experts and Counsel	24
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	25
Organization Within the Last Five Years	25
Description of Business	25
Plan of Operations	32
Description of Property	35
Certain Relationships and Related Transactions	36
Market for Common Equity and Related Stockholder Matters	37
Executive Compensation	39
Financial Statements	41
Changes in and Disagreements with Accountants	42
Available Information	42
Dealer Prospectus Delivery Obligation	42

Summary

Pacific Syndicated Resources, Inc.

We are in the business of mineral exploration. We have acquired a 100% interest in the April Hope mineral claim located within the Kamloops Mining Division of British Columbia. The record owner of the April Hope mineral claims is Ms. Kathryn Ellen Witter, who holds the claim in trust for Pacific Syndicated Resources, Inc. Ms. Witter electronically staked and recorded her ownership in the April Hope mineral claims under the electronic mineral claim staking and recording procedures established in the Province of British Columbia. A party is able to stake and record an interest in a particular mineral claim if no other party has an interest in the said claim that is in good standing and on record at the Provincial Mining Recorder’s Office. There is no formal agreement between Ms. Witter and the Province of British Columbia.

The April Hope claim is administered under the Mines Act of British Columbia. Our interest in the April Hope mineral claim will continue into perpetuity provided that the minimum required expenditures toward exploration work on the claim are made in compliance with the Act. The required amount of expenditures toward exploration work is set by the Province of British Columbia and can be altered in their sole discretion. Currently, the amount required to be expended annually for exploration work within the first three years that the mineral claim is acquired is $4.00cn per hectare. If the mineral claim has been in place for longer than three years, the Province of British Columbia requires that the amount of exploration work expended annually is at least $8.00cn per hectacre.

We have not commenced our planned exploration program. Our plan of operations is to conduct mineral exploration activities on the April Hope mineral claim in order to assess whether this claim possess commercially exploitable mineral deposits. Our exploration program is designed to explore for commercially viable deposits of copper, lead, zinc, silver, gold, and other metallic minerals. We have not, nor to our knowledge has any predecessor, identified any commercially exploitable reserves of these minerals on the April Hope mineral claim. We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on the April Hope mineral claim.

The mineral exploration program, consisting of geological mapping and sampling, is oriented toward defining drill targets on mineralized zones within the April Hope mineral claim.

Currently, we are uncertain of the number of mineral exploration phases we will conduct before concluding whether there are commercially viable minerals present on the April Hope mineral claim. Further phases beyond the current exploration program will be dependent upon a number of factors such as a consulting geologist’s recommendations based upon ongoing exploration program results, and our available funds.

Since we are in the exploration stage of our business plan, we have not yet earned any revenues from our planned operations. As of May 31, 2006, we had $27,513 cash on hand and liabilities in the amount of $8,875. Accordingly, our working capital position as of May 31, 2006 was $18,638. Since our inception through May 31, 2006, we have incurred a net loss of $9,022. We attribute our net loss to having no revenues to offset our expenses and the professional fees related to the creation and operation of our business. Our current working capital is not sufficient to enable us to complete Phase I of the geological exploration program on the property. Accordingly, we will require additional financing.

Our fiscal year ended is May 31.

We were incorporated on March 20, 2006, under the laws of the state of Nevada. Our principal offices are located at 15239 92nd Ave., Surrey, BC, Canada V3R 0A8. Our resident agent is Val-U-Corp. Services, Inc. at 1802 N. Carson St., Suite 212, Carson City, NV 89701. Our phone number is 604-785-1827.

The Offering

Securities Being Offered	Up to 2,809,450 shares of our common stock.
Offering Price and Alternative Plan of Distribution
The offering price of the common stock is $0.30 per share. We intend to apply to the NASD over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued
6,809,450 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	From inception March 20, 2006, to May 31, 2006 (Audited).
Cash	$ 27,513
Total Assets	$ 31,013
Liabilities	$ 8,875
Total Stockholder’s Equity	$ 22,138

Statement of Loss and Deficit	From inception March 20, 2006, to May 31, 2006 (Audited).
Revenue	$ 0
Loss for the Period	$ 9,022

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our common stock are not publicly traded. In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, our business will fail

As of May 31, 2006, we had cash in the amount of $27,513. Our cash on hand will allow us to begin but not complete Phase I exploration in 2006. Our Phase I exploration program will require approximately $5,500.00 to complete, and our Phase II exploration program will require an additional $6,200.00 to complete. We will require additional financing in order to complete the recommended $9,200 Phase III exploration program, as well as any additional exploration. We currently do not have any operations and we have no income. Our business plan calls for significant exploration expenses. We will also require additional financing if further exploration programs are necessary. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. If our exploration programs are successful in discovering reserves of commercial tonnage and grade and we exercise our option, we will require additional funds in order to place the April Hope mineral claim into commercial production. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for copper, lead, zinc, silver, gold and other metallic minerals and the costs of exploring for or commercial production of these materials. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

Because we will need additional financing to fund our extensive exploration activities, our accountants believe there is substantial doubt about our ability to continue as a going concern

We have incurred a net loss of $9,022 for the period from our inception, March 20, 2006, to May 31, 2006, and have no sales. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the commercial exploitation of an interest in mineral claims. Our auditors have issued a going concern opinion and raised substantial doubt as to our continuance as a going concern. When an auditor issues a going concern opinion, the auditor has substantial doubt that the company will continue to operate indefinitely and not go out of business and liquidate its assets. This is a significant risk to investors who purchase shares of our common stock because there is an increased risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time. Potential investors should also be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The auditor’s going concern opinion may inhibit our ability to raise financing because we may not remain operational for an indefinite period of time resulting in potential investors failing to receive any return on their investment.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have just begun the initial stages of exploration on mineral claims for which we acquired an option. As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on March 20, 2006, and to date have been involved primarily in organizational activities, the acquisition of an option to purchase an interest in mineral claims and obtaining independent consulting geologist’s report on these mineral claims. We have not earned any revenues as of the date of this prospectus, and thus face a high risk of business failure.

Because our executive officers do not have any training specific to the technicalities of mineral exploration, there is a higher risk our business will fail

Mr. Darrell Woronchak, our president and director, does not have any training as a geologist or an engineer. While Mr. Woronchak has significant management experience in the mining industry, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing an exploration company. In addition, Mr. Woronchak’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in geology and engineering.

Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.

We have a verbal agreement with our consulting geologist that requires him to review all of the results from the exploration work performed upon the mineral claim that we have purchased and then make recommendations based upon those results. In addition, we have a verbal agreement with our accountants to perform requested financial accounting services and our outside auditors to perform auditing functions. We have a verbal agreement with a firm that provides us with office space, telephone answering and secretarial services. Each of these functions requires the services of persons in high demand and these persons may not always be available. The implementation of our business plan may be impaired if these parties do not perform in accordance with our verbal agreement. In addition, it may be difficult to enforce a verbal agreement in the event that any of these parties fail to perform.

Because of the unique difficulties and uncertainties inherent in the mineral exploration business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The search for valuable minerals also involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time, we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position. In addition, there is no assurance that the expenditures to be made by us in the exploration of the mineral claims will result in the discovery of mineral deposits. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur continuing and significant losses into the foreseeable future. As a result of continuing losses, we may exhaust all of our resources and be unable to complete the exploration of the April Hope mineral claim. Our accumulated deficit will continue to increase as we continue to incur losses. We may not be able to earn profits or continue operations if we are unable to generate significant revenues from the exploration of the mineral claims if we exercise our option. There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because access to the April Hope mineral claim may be restricted by inclement weather, we may be delayed in our exploration efforts

Access to the April Hope mineral claim may be restricted through some of the year due to weather in the area. The property is in a mountainous area in the Okanagan region of British Columbia. The terrain is mountainous and the property is accessed by helicopter and by the gold Creek logging road. Although this road has been used for exploration in the past, it is best traveled by four wheel drive vehicles from spring to the beginning of winter. During the winter months heavy snowfall can make it difficult if not impossible to undertake work programs. We do not plan exploration operations in the winter months because of difficulty in accessing the mineral claims. Frequent inclement weather in the winter months makes exploration activities unsafe and the planning of exploration activities unreliable. As a result, any attempt to test or explore the property is largely limited to the times when weather permits such activities. The most efficient time for us to conduct our work programs is during June through September. These limitations can result in significant delays in exploration efforts, as well as production in the event that commercial amounts of minerals are found. Significant delays in exploration and production, in the event that commercial amounts of minerals are found, significantly increase the time that it would take to generate any operating revenues or ever achieve profitable operations.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Mr. Woronchak, our president and chief financial officer, devotes 5 to 10 hours per week to our business affairs. We do not have an employment agreement with Mr. Woronchak nor do we maintain a key man life insurance policy for him. Currently, we do not have any full or part-time employees. If the demands of our business require the full business time of Mr. Woronchak, it is possible that Mr. Woronchak may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Because our president, Mr. Darrell Woronchak, owns 59.00% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Woronchak are inconsistent with the best interests of other stockholders.

Mr. Woronchak is our president, chief financial officer and sole director. He owns 59.00% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of Mr. Woronchak may still differ from the interests of the other stockholders.

Because our president, Mr. Darell Woronchak, owns 59.00% of our outstanding common stock, the market price of our shares would most likely decline if he were to sell a substantial number of shares all at once or in large blocks.

Our president, Mr. Darrell Woronchak owns 4,000,000 shares of our common stock which equates to 59.00% of our outstanding common stock. There is presently no public market for our common stock and we plan to apply for quotation of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. If our shares are publicly traded on the over-the-counter bulletin board, Mr. Woronchak will be eligible to sell his shares publicly subject to the volume limitations in Rule 144. The offer or sale of a large number of shares at any price may cause the market price to fall. Sales of substantial amounts of common stock or the perception that such transactions could occur, may materially and adversely affect prevailing markets prices for our common stock.

If we are unable to successfully compete within the mineral exploration business, we will not be able to achieve profitable operations.

The mineral exploration business is highly competitive. This industry has a multitude of competitors and no small number of competitors dominates this industry with respect to any of the large volume metallic minerals. Our exploration activities will be focused on the large volume metallic minerals of copper, lead, zinc, gold, and silver. Many of our competitors have greater financial resources than us. As a result, we may experience difficulty competing with other businesses when conducting mineral exploration activities on the April Hope mineral claim. If we are unable to retain qualified personnel to assist us in conducting mineral exploration activities on the April Hope mineral claim if a commercially viable deposit is found to exist, we may be unable to enter into production and achieve profitable operations.

Because of factors beyond our control which could affect the marketability of any substances found, we may be difficulty selling any substances we discover.

Even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves. Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. These factors could inhibit our ability to sell minerals in the event that commercial amounts of minerals are found.

Risks Related To Legal Uncertainty

Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase

There are several governmental regulations that materially restrict mineral exploration or exploitation. We will be subject to the Mining Act of British Columbia as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. Currently, we have not experienced any difficulty with compliance of any laws or regulations which affect our business. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business, prevent us from carrying out our exploration program, and make compliance with new regulations unduly burdensome.

If Native land claims affect the title to our mineral claims, our ability to prospect the mineral claims may be lost.

We are unaware of any outstanding native land claims on the April Hopw mineral claim. Notwithstanding, it is possible that a native land claim could be made in the future. The federal and provincial government policy is at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential commercial production. In the event that we encounter a situation where a native person or group claims an interest in the April Hope mineral claim, we may be unable to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish any interest that we may have in this claim. The Supreme Court of Canada recently ruled that both the federal and provincial governments in Canada are now obliged to negotiate these matters in good faith with native groups and at no cost to us. Notwithstanding, the costs and/or losses could be greater than our financial capacity and our business would fail.

Because the Province of British Columbia owns the land covered by the April Hope mineral claim, our availability to conduct an exploratory program on the April Hope mineral claim is subject to the consent of the Province of British Columbia and we can be ejected from the land and our interest in the land could be forfeit.

The land covered by the April Hope mineral claim is owned by the Province of British Columbia. The availability to conduct an exploratory program on the April Hope mineral claim is subject to the consent of the Province of British Columbia.

In order to keep the April Hope mineral claims in good standing with the Province of British Columbia, the Province of British Columbia requires that before the expiry dates of the mineral claim that exploration work on the mineral claim valued at an amount stipulated by the government be completed together with the payment of a filing fee or payment to the Province of British Columbia in lieu of completing exploration work. In the event that these conditions are not satisfied prior to the expiry dates of the mineral claim, we will lose our interest in the mineral claim and the mineral claim then become available again to any party that wishes to stake an interest in these claims. In the event that either we are ejected from the land or our mineral claims expire, we will lose all interest that we have in the April Hope mineral claim.

Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act and it is costly to remain in compliance with the federal securities regulations. Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles. Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

A market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 2,809,450 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent 41.00% of the common shares outstanding as of the date of this prospectus.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.30 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the NASD over-the-counter bulletin board for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.
Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,809,450 shares of common stock offered through this prospectus. All of the shares were acquired from us by the selling shareholders in offerings that were exempt from registration pursuant to Rule 903(C)(3) of Regulation S of the Securities Act of 1933. The selling shareholders purchased their shares in two offerings completed on April 20, 2006 and April 28, 2006, respectively.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of May 31, 2006 including:

1. the number of shares owned by each prior to this offering;
2. the total number of shares that are to be offered by each;
3. the total number of shares that will be owned by each upon completion of the offering;
4. the percentage owned by each upon completion of the offering; and
5. the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 6,809,450 shares of common stock outstanding on June 30, 2006.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Lionel Prins 2468 Yale Street West Vancouver, B.C. V5K 1B8	260,000	260,000	zero	zero
Nick Bergstedt #102 5863 Vine Street Vancouver, B.C. V5K 1B8	260,000	260,000	zero	zero
Tanya Merx #402 1215 Beach Avenue Vancouver, B.C. V6E 1V5	260,000	260,000	zero	zero
Robert Webster 11776 100 Ave Surrey, B.C. V3V 2W1	260,000	260,000	zero	zero
Linda Trafananko 8677 147 Street Surrey B.C., V3S 6L9	200,000	200,000	zero	zero
Peter Von Tiesenhausen 7978 Selkirk Street Vancouver, B.C. V6P 4H6	200,000	200,000	zero	zero
Isadore Woronchak 15239 92nd Ave. Surrey, B.C. V3R 0A8	175,000	175,000	zero	zero
Yuriy Goncharenko 15732 98 Ave Surrey, B.C. V4N 2V3	175,000	175,000	zero	zero
Mikito Hornma PO Box 123 6476 Balsm Way Whistler, B.C. V0N 1B0	150,000	150,000	zero	zero
Mamie Fontaine #25-7335 Spruce Grove Lane Whistler, B.C. V0N 1B0	150,000	150,000	zero	zero
Lisa Houlihan 308-900 Berkley Rd. North Vancouver, B.C. V7H 1Y7	150,000	150,000	zero	zero
Kevin Woronchak 8861 187 Street Surrey, B.C. V4N 3N5	150,000	150,000	zero	zero

Lance Morgan 3248 West 1st Vancouver, B.C. V6K 1H5	125,000	1250,000	zero	zero
Safana Murgi 4075 Dominion Street Burnaby, B.C. V5G 1C4	125,000	125,000	zero	zero
Suzanne Moisan 103- 4657 Hastings St. Burnaby, B.C. V5B 3C9	125,000	125,000	zero	zero
Diane Woronchak 15239 92nd Ave. Surrey, B.C. V3R 0A8	2,300	2,300	zero	zero
Joanna Woronchak 8861 187 Street Surrey, B.C. V4N 3N5	3,000	3,000	zero	zero
Roman Szewczyk 8340 146 A Street Surrey, B.C. V3S 9K4	2,300	2,3000	zero	zero
Debbie Fortune 2934 Leigh Rd. Victoria, B.C. V9B 4G3	2,400	2,4000	zero	zero
Olena Simpson 1291 Santa Rosa Ave Victoria, B.C. V8Z 2V5	2,800	2,8000	zero	zero
Liliana Mazza 15245 92nd Ave. Surrey, B.C. V3R 0A8	2,400	2,4000	zero	zero
Wanda Duhn 4290 Graveley Street Burnaby, B.C. V5C 3T8	2,500	2,5000	zero	zero
Denise Jones 1014 Wilslow Ave. Coquitlam, B.C. V3J 2E8	2,100	2,1000	zero	zero
Allen Garner # 92-3260 East 58th Avenue Vancouver, B.C. V5S 3T3	2,000	2,000	zero	zero
Ryan Rainville #305 14877 100 Ave Surrey, B.C. V3R 3H1	2,200	2,200	zero	zero
Leslie Rainville #305 14877 100 Ave Surrey, B.C. V3R 3H1	2,400	2,400	zero	zero
Tim Lehnhoff 3949 Collingwood Vancouver, B.C. V65 2A7	2,700	2,700	zero	zero

Laurel Lehnhoff 1080 Pacific St Apt 318 Vancouver, B.C. V6E 4C2	2,600	2,600	zero	zero
Thomas Johnston 13625 111th Ave Surrey, B.C. V3R 2C1	2,250	2,250	zero	zero
Wade Simpson 1291 Santa Rosa Ave Victoria, B.C. V8Z 2V5	2,900	2,900	zero	zero
Mario Mazzo 15245 92nd Ave. Surrey, B.C. V3R 0A8	2,800	2,800	zero	zero
Andrian Szewczyk 2715 Claude Rd. Victoria, B.C. V9B 3T7	2,500	2,500	zero	zero
John Patrick Fortune 2934 Leigh Rd. Victoria, B.C. V98 4G3	2,300	2,300	zero	zero

Except as described below, none of the selling shareholders: (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or (2) has ever been one of our officers or directors.

1.
Diane Woronchak, the President’s mother who is of the age of majority, does not live at the same address as Darrell Woronchak, holds 2,300 shares of common stock in Pacific Syndicated Resources, Inc., and has had no business relationships with Pacific Syndicated Resources, Inc.,

2.
Linda Trafananko, the President’s sister who is of the age of majority, does not live at the same address as Darrell Woronchak, holds 2,300 shares of common stock in Pacific Syndicated Resources, Inc., and has had no business relationships with Pacific Syndicated Resources, Inc.,

3.
Isadore Woronchak, the President’s father who is of the age of majority, does not live at the same address as Darrell Woronchak, holds 2,300 shares of common stock in Pacific Syndicated Resources, Inc., and has had no business relationships with Pacific Syndicated Resources, Inc.,

4.
Kevin Woronchak, the President’s brother who is of the age of majority, does not live at the same address as Darrell Woronchak, holds 2,300 shares of common stock in Pacific Syndicated Resources, Inc., and has had no business relationships with Pacific Syndicated Resources, Inc.,

5.
Joanna Woronchak, the President’s sister-in-law who is of the age of majority, does not live at the same address as Darrell Woronchak, holds 2,300 shares of common stock in Pacific Syndicated Resources, Inc., and has had no business relationships with Pacific Syndicated Resources, Inc.,

6.	Roman Szewczyk, the President’s brother-in-law who is of the age of majority, does not live at the same address as Darrell Woronchak, holds 2,300 shares of common stock in

Pacific Syndicated Resources, Inc., and has had no business relationships with Pacific Syndicated Resources, Inc.,
7.
Deborah Fortune, the President’s sister who is of the age of majority, does not live at the same address as Darrell Woronchak, holds 2,300 shares of common stock in Pacific Syndicated Resources, Inc., and has had no business relationships with Pacific Syndicated Resources, Inc.,

8.
Olena Simpson, the President’s niece who is of the age of majority, does not live at the same address as Darrell Woronchak, holds 2,300 shares of common stock in Pacific Syndicated Resources, Inc., and has had no business relationships with Pacific Syndicated Resources, Inc.,

9.
Wade Simpson, the President’s niece’s husband who is of the age of majority, does not live at the same address as Darrell Woronchak, holds 2,300 shares of common stock in Pacific Syndicated Resources, Inc., and has had no business relationships with Pacific Syndicated Resources, Inc.,

10.
Leslie Rainville, the President’s niece who is of the age of majority, does not live at the same address as Darrell Woronchak, holds 2,300 shares of common stock in Pacific Syndicated Resources, Inc., and has had no business relationships with Pacific Syndicated Resources, Inc.,

11.
Ryan Rainville, the President’s niece’s husband who is of the age of majority, does not live at the same address as Darrell Woronchak, holds 2,300 shares of common stock in Pacific Syndicated Resources, Inc., and has had no business relationships with Pacific Syndicated Resources, Inc.,

12.
John Patrick Fortune, the President’s brother-in-law who is of the age of majority, does not live at the same address as Darrell Woronchak, holds 2,300 shares of common stock in Pacific Syndicated Resources, Inc., and has had no business relationships with Pacific Syndicated Resources, Inc.,

13.
Andrian Szewczyk, the President’s nephew who is of the age of majority, does not live at the same address as Darrell Woronchak, holds 2,300 shares of common stock in Pacific Syndicated Resources, Inc., and has had no business relationships with Pacific Syndicated Resources, Inc.,

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

The sales price to the public is fixed at $0.30 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter

Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1. the market price of our common stock prevailing at the time of sale;
2. a price related to such prevailing market price of our common stock, or;
3. such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.
We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. not engage in any stabilization activities in connection with our common stock;
2. furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3. not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Val-U-Corp. Services, Inc. at 1802 N. Carson St., Suite 212, Carson City, NV 89701.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of March 17, 2006 are as follows:

Directors :

Name	Age
Darrell Woronchak	43

Executive Officers:

Name	Age	Office(s)
Darrell Woronchak	43	President, CEO, Treasurer, Secretary, Director

Set forth below is a brief description of the background and business experience of executive officers and directors.

Darrell Woronchak is our President, Secretary, Treasurer and a director. As President, Mr. Woronchak is responsible for the day-to-day management of the Company and for the continued strategic evolution of its mineral exploration and development programs. Prior to his service at Pacific Syndicated Resources, Inc., Mr. Woronchak held the following positions:

From October 2004 - April 2006, Mr. Woronchak was General Manager Nexus Minerals Inc. a Vancouver based gold mining and exploration company.

From June 2002 - September 2004 Mr. Woronchak represented Sennheiser the world’s largest audio and sound company for Western Canada.

From December 1999 - May 2002 Mr. Woronchak was V.P. of Business Development for NewsGurus.com a Vancouver based company providing Investor Relations and Marketing Services for several public companies.

Mr. Woronchak has held the following directorships in public companies:
Graffoto Sales International, Inc. 1989-1997

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

Darrell Woronchak is our only employee.

We conduct our business through agreements with consultants and arms-length third parties. Current arrangements in place include the following:

1.
A verbal agreement with our consulting geologist provides that he will review all of the results from the exploratory work performed upon the site and make recommendations based on those results in exchange for payments equal to the usual and customary rates received by geologist firms performing similar consulting services.

2.	Verbal agreements with our accountants to perform requested financial accounting services.

3.	Written agreements with auditors to perform audit functions at their respective normal and customary rates.

4.	A verbal agreement with Mr. Woronchak to provide us with office space, telephone answering and secretarial services for $400.00 per month.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of June 30, 2006, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Title of Class	Name and address of beneficial owner	Number of Shares of Common Stock	Percentage of Common Stock (1)
Common Stock	Darrell Woronchak 15239 92nd Ave. Surrey, BC, Canada V3R 0A8	4,000,000	59%
Common Stock	All Officers and Directors as a Group (one person)	4,000,000	59%

Common Stock	5% Shareholders	None	None
(1)	The percent of class is based on 6,809,450 shares of common stock issued and outstanding as of June 30, 2006.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share. As of June 30, 2006, there were 6,809,450 shares of our common stock issued and outstanding. Our shares are held by thirty-four (34) stockholders of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane Clark LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

Dale Matheson Carr-Hilton LaBonte, Chtd., has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Dale Matheson Carr-Hilton LaBonte, Chtd.has presented their report with respect to our audited financial statements. The report of Dale Matheson Carr-Hilton LaBonte, Chtd.is included in reliance upon their authority as experts in accounting and auditing.

R.C. McLean, consulting geologist, has provided a geological evaluation report on the mineral claims. He was employed on a flat rate consulting fee and he has no interest, nor does he expect any interest in the property or securities of Pacific Syndicated Resources, Inc.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization within the Last Five Years

We were incorporated on March 20, 2006, under the laws of the state of Nevada. On April 21, 2006, we acquired a 100% interest in the April Hope mineral claim, located in the Kamloops Mining Division of the Province of British Columbia.

Mr. Darrell Woronchak is our President, CEO, Secretary, Treasurer, and sole director.

Description of Business

In General

We are an exploration stage company that intends to engage in the exploration of mineral properties. We have acquired a mineral claim that we refer to as the April Hope mineral claim. Exploration of this mineral claim is required before a final determination as to its viability can be made.

The claim is located on the Adams Plateau, an area which has a rich history of hard rock prospecting from the 1900’s. Indicated reserves at a developed prospect located 4 km northeast of the April Hope claim are 148,000 tons grading 49.7 grams per ton silver, 0.25 percent cadmium, 0.19 per cent copper, 0.14 per cent molybdenum, 0.53 per cent lead, and 2.43 per cent zinc. Earlier small-scale exploration found anomalous mineralization across the April Hope property and identified potential mineralized zones.

Our plan of operations is to carry out exploration work on this claim in order to ascertain whether it possesses commercially exploitable quantities of copper, lead, zinc, gold and silver. We will not be able to determine whether or not the April Hope mineral claim contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work indicates economic viability. Phase I of our exploration program will begin in December of 2006 and cost approximately $5,500. Once we receive the results of our Phase I exploration, our board of directors in consultation with our consulting geologist will assess whether to proceed with further phases of exploration. Phase II of our exploration program will cost approximately $6,200 and will commence in the Spring of 2007. Phase III of the exploration program will commence in the Summer of 2007 and is expected to cost approximately $9,200. The existence of commercially exploitable mineral deposits in the April Hope mineral claim is unknown at the present time and we will not be able to ascertain such information until we receive and evaluate the results of our exploration program.

Acquisition of the April Hope mineral claim.

We have acquired a 100% interest in the April Hope mineral claim located within the Kamloops Mining Division of British Columbia. The record owner of the April Hope mineral claims is Ms. Kathryn Ellen Witter, who holds the claim in trust for Pacific Syndicated Resources, Inc. Ms. Witter electronically staked and recorded her ownership in the April Hope mineral claims under the electronic mineral claim staking and recording procedures established in the Province of British Columbia. A party is able to stake and record an interest in a particular mineral claim if no other party has an interest in the said claim that is in good standing and on record at the Provincial Mining Recorder’s Office. There is no formal agreement between Ms. Witter and the Province of British Columbia.

The April Hope claim is administered under the Mines Act of British Columbia. Our interest in the April Hope mineral claim will continue into perpetuity provided that the minimum required expenditures toward exploration work on the claim are made in compliance with the Act. The required amount of expenditures toward exploration work is set by the Province of British Columbia and can be altered in their sole discretion. Currently, the amount required to be expended annually for exploration work within the first three years that the mineral claim is acquired is $4.00cn per hectare. If the mineral claim has been in place for longer than three years, the Province of British Columbia requires that the amount of exploration work expended annually is at least $8.00cn per hectacre.

We selected the April Hope mineral property based upon an independent geological report which was commissioned from R.C. McLean, a Consulting Geologist. Mr. McLean recommended a three-phase exploration program on this claim which will cost us approximately $20,900. We plan begin Phase I of our exploration program in December of 2006.

Description and Location of the April Hope mineral claim

The April Hope mineral claim is located in Kamloops Mining Division of British Columbia, Canada. The claim covers approximately 603 acres (244 hectares). The property consists of 12 cells under one mineral claim tenure number 531284. The property is located 9 km north of Shuswap Lake and 9 km east of Adams Lake in southeastern British Columbia.

The Province of British Columbia owns the land covered by the April Hope mineral claim. Currently, we are not aware of any native land claims that might affect the title to the mineral claim or to British Columbia’s title of the property. Although we are unaware of any situation that would threaten this claim, it is possible that a native land claim could be made in the future. The federal and provincial government policy at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential commercial production. If we should encounter a situation where a native person or group claims and interest in this claim, we may choose to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish any interest that we hold in this claim.

Geological Exploration Program in General

We have obtained an independent Geological Report and have acquired a 100% ownership interest in the April Hope mineral claim. R.C. McLean, Consulting Geologist, has prepared this Geological Report and reviewed all available exploration data completed on this mineral claim.

Mr. McLean is a geologist with offices at Suite #312 - 336 1st Avenue East, Vancouver, BC V5T 4R6. He has a B.Sc. Hons. degree in Geology earned at the University of Alberta in 2000, and is a Licensee with the Association of Professional Engineers Geologists and Geophysicists of the NWT.

The property that is the subject of the April Hope mineral claim is undeveloped and does not contain any open-pit or underground mines which can be rehabilitated. There is no commercial production plant or equipment located on the property that is the subject of the mineral claim. Currently, there is no power supply to the mineral claims. We have not yet commenced the field work phase of our initial exploration program. Exploration is currently in the planning stages. Our exploration program is exploratory in nature and there is no assurance that mineral reserves will be found. The details of the Geological Report are provided below.

April Hope Mineral Claim Geological Report, Dated April 5, 2006

A primary purpose of the geological report is to review information, if any, from the previous exploration of the mineral claims and to recommend exploration procedures to establish the feasibility of commercial production project on the mineral claims. The summary report lists results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The summary report also gave conclusions regarding potential mineralization of the mineral claims and recommended a further geological exploration program.

Exploration History of the April Hope Mineral Claim

The history of the exploration of the mineral claim is summarized in the report that was prepared by our geological consultant, R.C. McLean. The following summary of the exploration history of the mineral claim is based on our consultant’s description.

The claim is located on the Adams Plateau, an area which has a rich history of hard rock prospecting from the 1900’s. Indicated reserves at a developed prospect located 4 km northeast of the April Hope claim are 148,000 tons grading 49.7 grams per ton silver, 0.25 percent cadmium, 0.19 per cent copper, 0.14 per cent molybdenum, 0.53 per cent lead, and 2.43 per cent zinc. Earlier small-scale exploration found anomalous mineralization across the April Hope property and identified potential mineralized zones.

The April Hope property has seen little modern exploration. In 1984 and 1985, Noranda Exploration, Ltd. carried out an airborne geophysical survey and outlined a number of conductive bodies. Prospecting determined that mineralization occurs as stratiform dissemination of sulfide minerals within the sulfide zones and stream sampling found anomalous amounts of gold and zinc. Barnes Creek Minerals Corp. and Lacana Ex. conducted exploration in 1986 and 1987, respectively. This exploration included a small geophysics survey, geo chemical sampling, and prospecting. These surveys also found anomalous mineralization across the property and identified potential mineralized zones.

Exploration Potential

Previous exploration conducted on the property has identified local mineralization. Although the property has not been subjected to modern exploration, potential exists on the property for significant mineralization and the April Hope claim therefore merits further exploration.

Recommendations From Our Consulting Geologist

Our consulting geologist recommended the following specific actions as part of a sampling and prospecting program for the April Hope property:

1.	Sampling should be carried out along the logging roads on the property, taking advantage of road cuts for soil samples and grab samples.

2.	Soil geochemistry and sample profiles should be collected across the property where possible.

3.	Creek sediment sampling should be conducted along the lengths of all creeks present on the property.

4.	If assay results of the soil samples warrant further exploration, a geophysical program should be pursued in those areas of the claim with the most encouraging geochemical results.

5.	If geochemical sampling and geophysics suggest a mineralized body of significance, a trenching or drilling program should be undertaken to determine the extent and grade of mineralization.

Exploration Budget

Phase I	Exploration Expenditure
Geophysical surveys, geological mapping, plus support services	$5,500

Phase II
Trenching and sampling, plus support services	$6,200

Phase III
Geophysical surveys, plus support services	$9,200

Total, Phases I and II	$20,900

While we have not commenced the field work phase of our initial exploration program, we intend to proceed with the initial exploratory work as recommended. We expect that Phase I will begin in December of 2006. Upon our review of the results, we will assess whether the results are sufficiently positive to warrant additional phases of the exploration program. We will make this decision to proceed with further programs based upon our consulting geologist’s review of the results and recommendations. In order to complete Phase III and any additional phases, we will need to raise additional capital. We plan to raise additional capital in the amount of $20,000 to $40,000 during the fourth quarter of 2006 and the first quarter of 2007 by seeking additional funds from existing investors or by offering equity securities to new investors.

Competition

The mineral exploration industry, in general, is intensely competitive and even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves.

Most companies operating in this industry are more established and have greater resources to engage in the production of mineral claims. We were incorporated on March 20, 2006 and our operations are not well-established. Our resources at the present time are limited. As a result of continuing losses, we may exhaust all of our resources and be unable to complete the exploration of the April Hope mineral claim. There is also significant competition to retain qualified personnel to assist in conducting mineral exploration activities.  If a commercially viable deposit is found to exist and we are unable to retain additional qualified personnel, we may be unable to enter into production and achieve profitable operations. These factors set forth above could inhibit our ability to compete with other companies in the industry and entered into production of the mineral claim if a commercial viable deposit is found to exist.

Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result our not receiving an adequate return on invested capital.

Compliance with Government Regulation

If we progress to the production phase, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We cannot be certain that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known in advance.

The main agency that governs the exploration of minerals in the Province of British Columbia, Canada, is the Ministry of Energy and Mines.

The Ministry of Energy and Mines manages the development of British Columbia's mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the Ministry regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment.

The material legislation applicable to Pacific Syndicated Resources, Inc. is the Mineral Tenure Act and the Mines Act of British Columbia. The initial phase of our exploration program will consist hand trenching, sampling, mapping, and possibly a segment of an electronic based geological exploration technique referred to as Induced Polarization. The practice in British Columbia under this act has been to request permission for such a program in a letter to the B.C. Ministry of Energy and Mines. Permission is usually granted within one week. Should a follow-up exploration program be undertaken, it would probably be intended to refine information garnered in the first phase employing the same methods of exploration.

The B.C. Ministry of Energy and Mines administers the Mines Act, the Health, Safety and Reclamation Code and the Mineral Exploration Code. Ongoing exploration programs likely will be expanded to include activities such as line cutting, machine trenching and drilling. In such circumstance, a reclamation deposit is usually required in the amount of $3,000 to $5,000. The process of requesting permission and posting the deposit usually takes about 2 weeks. The deposit is refundable upon a Ministry of Energy and Mines inspector’s determination that the exploration program has resulted in no appreciable disturbance to the environment.

The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral and placer titles in British Columbia. The Mineral Tenure Act also governs the issuance of mining leases, which are long term entitlements to minerals, designed as production tenures. At this phase in the process, a baseline environmental study would have to be produced. Such a study could take many months and cost in excess of $100,000.

All mineral exploration activities carried out on a mineral claim or mining lease in British Columbia must be in compliance with the Mines Act. The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. Additionally, the provisions of the Health, Safety and Reclamation Code for mines in British Columbia contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision. Also, the Mineral Exploration Code contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be issued by the Ministry of Forests. Items such as waste approvals may be required from the Ministry of Environment, Lands and Parks if the proposed exploration activities are significantly large enough to warrant them.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy any environmental damage caused such as refilling trenches after sampling or cleaning up fuel spills. Our initial exploration program does not require any reclamation or remediation because of minimal disturbance to the ground. The amount of these costs is not known at this time because we do not know the extent of the exploration program we will undertake, beyond completion of the recommended exploration phase described above, or if we will enter into production on the property. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially-economic deposit is discovered.

Employees

We have no employees as of the date of this prospectus other than our president and CEO, Mr. Woronchak. We conduct our business largely through agreements with consultants and other independent third party vendors.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We have neither formed, nor purchased any subsidiaries since our incorporation.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Plan of Operations

Our business plan is to proceed with the exploration of the April Hope mineral claim to determine whether there are commercially exploitable reserves of copper, lead, zinc, gold or other metals. We intend to proceed with the initial exploration program as recommended by our consulting geologist. Phase I of the recommended geological exploration program will cost approximately $5,200. We had $18,638 in working capital as of May 31, 2006. Our plan of operations for the twelve months following the date of this prospectus is to complete the recommended Phase I, II and III exploration programs on the April Hope mineral claim. We anticipate that the cost of these programs will total $20,900.

Phase I would consist of geological mapping and geophysical surveys. The exploration program would take approximately one month to complete and would cost approximately $5,200. We anticipate commencing this phase of exploration in December of 2006.

Phase II would entail sampling and trenching. The Phase II program would take approximately two months to complete and would cost approximately $6,200. We anticipate commencing this phase in the spring of 2007.

Phase III would involve additional geophysical surveys based on the results of the first two phases of exploration. This program would take approximately two months to complete, would cost $9,200 and is scheduled for the summer of 2007.

We have not retained a geologist to conduct any of the anticipated exploration work.

In the next 12 months, we also anticipate spending an additional $20,000 on administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $40,000.

Once we receive the analyses of our Phase I and Phase II exploration programs, our board of directors, in consultation with our consulting geologist will assess whether to proceed with Phase

III of our mineral exploration program. In making this determination to proceed with a further exploration program, we will make an assessment as to whether the results of the Phase I and Phase II exploration programs are sufficiently positive to enable us to proceed. This assessment will include an evaluation of our cash reserves after the completion of the initial exploration, the price of minerals, and the market for the financing of mineral exploration projects at the time of our assessment.

In the event our board of directors, in consultation with our consulting geologist, chooses to complete the Phase I, Phase II, and Phase III mineral exploration programs, we will require additional financing. While we have sufficient funds on hand to cover the Phase I and II exploration costs, we will require additional funding in order to complete the Phase III exploration program and to cover all of our anticipated administrative expenses and to proceed with any subsequent exploration work on the April Hope mineral claim.

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock and from loans from our director. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund all of our anticipated expenses. We do not have any arrangements in place for any future equity financing. If we are unable to attract sufficient equity financing, Mr. Woronchak has indicated that he is prepared to loan funds to us to cover anticipated expenses over the next 12 months. Our initiation of the Phase I exploration program will not be contingent on raising additional capital. We believe that outside debt financing will not be an alternative for funding any phases in our exploration program. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated.

In the event the results of our initial exploration program prove not to be sufficiently positive to proceed with further exploration on the April Hope mineral claim, we intend to seek out and acquire interests in North American mineral exploration properties which, in the opinion of our consulting geologist, offer attractive mineral exploration opportunities. Presently, we have not given any consideration to the acquisition of other exploration properties because we have only recently commenced our initial exploration program and have not received any results.

During this exploration stage Mr.Woronchak, our President, will only be devoting approximately five to ten hours per week of his time to our business. We do not foresee this limited involvement as negatively impacting our company over the next twelve months as all exploratory work is being performed by outside consultants. If, however, the demands of our business require more business time of Mr. Woronchak such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, he is prepared to devote more time to our business. However, he may not be able to devote sufficient time to the management of our business, as and when needed.

Our total expenditures over the next twelve months are anticipated to be approximately $40,000. In addition to approximately, $20,000 in administrative expenses, we expect to incur approximately $20,900 in expenses in connection with our geological program over the next twelve months:

We had working capital in the amount of $21,138 as of May 31, 2006. This money along with our plan to raise equity financing in the amount of $20,000 to $40,000 should be enough to cover the $40,000 in expenditures in the next twelve months. Any remaining monies will be carried forward to complete Phase I and begin Phase II.

We do not have plans to purchase any significant equipment or change the number of our employees during the next twelve months.

Off Balance Sheet Arrangements

As of May 31, 2006, there were no off balance sheet arrangements.

Results of Operations for Fiscal Year Ending May 31, 2006

We did not earn any revenues from inception through the fiscal year ending May 31, 2006. We do not anticipate earning revenues until such time that we exercise our option entered into commercial production of the April Hope mineral property. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on the April Hope mineral property, or if such resources are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $9,022 from our inception on March 20, 2006, until May 31, 2006. These operating expenses included incorporation costs in the amount of $375, office, accounting, rent and administration expenses in the amount of $6,147, and costs related to our mineral property in the amount of $2,500. We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to undertaking the additional phases of our geological exploration program and the professional fees that we will incur in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

We had cash of $27,513 as of May 31, 2006.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Description of Property

The April Hope claim is located in southeastern British Columbia, 9 km north of Shuswap Lake and 9 km east of Adams Lake, Kamloops Mining Division, NTS Map Sheets 82L/13 and 82M/4 at 50° 59’ / 119° 33’ latitude / longitude. Access to the property is by the Gold Creek logging road which runs through the property and can be reached by the Squillax / Anglemont highway that is 50 km east of Kamloops.

Corporate Offices

Mr. Woronchak works from his office located in his home.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;

•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock. There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of he rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have thirty-four (34) holders of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 14,100 shares as of the date of this prospectus, or;
2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission to cause us to become a reporting company with the Commission under the 1934 Act. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business, or;

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to both to our President and to our Secretary for all services rendered in all capacities to us from inception in March 20, 2006 through May 31, 2006.

Annual Compensation					Long Term Compensation
Name	Title	Year	Salary	Bonus	Other annual Compensation	Restricted Stock Awarded	Options/ SARs (#)	LTIP payouts	All Other Compensation
Darrell Woronchak	President & CEO, Director	Ending May 31, 2006	$0	$0	$0	0	0	0	0

We do not pay to our directors or officers any salary or consulting fee. We anticipate that compensation may be paid to officers in the event that we decide to proceed with additional exploration programs beyond the second stage program.

We do not pay to our director any compensation for serving as a director on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Financial Statements

Index to Financial Statements:

1.	Audited consolidated financial statements for the fiscal year ended May 31, 2005 including:

PACIFIC SYNDICATED RESOURCES, INC.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

MAY 31, 2006

REPORT OF INDEPENDENT REIGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF CASH FLOWS

STATEMENT OF STOCKHOLDERS’ EQUITY NOTES TO THE FINANCIAL STATEMENTS

NOTES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Pacific Syndicated Resources , Inc. We have audited the accompanying balance sheet of Pacific Syndicated Resources , Inc. (a exploration stage company) as of May 31, 2006 and the statement of operations, stockholders’ equity and cash flows for the period from March 20, 2006 (inception) through May 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Pacific Syndicated Resources , Inc. as of May 31, 2006 and the results of its operations and its cash flows and the changes in stockholders’ equity for the period from March 20, 2006 (inception) through May 31, 2006 in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated revenues since inception, has incurred losses in developing its business, and further losses are anticipated. The Company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dale Matheson Carr-Hilton LaBonte
CHARTERED ACCOUNTANTS
Vancouver, Canada
July 21, 2006

PACIFIC SYNDICATED RESOURCES, INC.
(An Exploration Stage Company)

BALANCE SHEET
May 31, 2006

ASSETS

CURRENT ASSETS
Cash	$27,513
Prepaid expenses	3,500

31,013

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$7,700
Due to related party (Note 5)	1,175

8,875

STOCKHOLDERS’ EQUITY

Capital stock (Note 4)
Authorized:
75,000,000 common shares, $0.001 par value,
Issued and outstanding:
8,809,450 common shares	6,809
Additional paid-in capital	24,351
Deficit accumulated during the exploration stage	(9,022)

22,138

$31,013

The accompanying notes are an integral part of these financial statements

PACIFIC SYNDICATED RESOURCES, INC.
(An Exploration Stage Company)

STATEMENT OF OPERATIONS
From March 20, 2006 (Inception) to May 31, 2006

March 20, 2006 (Inception) to May 31,
2006

Expenses
Accounting and audit fees	$5,200
Incorporation costs Mineral Property Costs	375 2,500
Office and sundry	147
Rent	800

Net loss	$9,022

Basic and diluted loss per share	$-

Weighted average number of shares outstanding - basic and diluted	4,635,617

The accompanying notes are an integral part of these financial statements

PACIFIC SYNDICATED RESOURCES, INC.
(An Exploration Stage Company)

STATEMENT OF CASH FLOWS
From March 20, 2006 (Inception) to May 31, 2006

March 20, 2006 (Inception) to May 31,
2006

Cash flows from operating Activities
Net loss	$(9,022)
Changes in operating assets and liabilities
Prepaid expenses Accounts payable and accrued liabilities Advances from related party	(3,500) 7,700 1,175

Net cash used in operations	(3,647)

Cash flows provided by financing activities
Proceeds from sale of common stock	31,160

Net increase in cash during the period	27,513

Cash, beginning	-

Cash, ending	$27,513

Supplemental cash flow information:

Interest paid	$-

Income taxes paid	$-

The accompanying notes are an integral part of these financial statements

PACIFIC SYNDICATED RESOURCES, INC.
(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY
For the Period March 20, 2006 (Inception) to May 31, 2006

	Common Shares		Additional	Deficit Accumulated During the
			Paid-in	Exploration
	Number	Par Value	Capital	Stage	Total

Balance, March 20, 2006,	-	$-	$-	$-	$-
Capital stock issued for cash: - April 2006 at $0.001 per share	4,000,000	4,000	-	-	4,000
- April 2006 at $0.005 per share	2,765,000	2,765	11,060	-	13,825
- April 2006 at $0.30 per share	44,450	44	13,291	-	13,335
Net loss	-	-	-	(9,022)	(9,022)

Balance, May 31, 2006	6,809,450	$6,809	$24,351	$(9,022)	$22,138

The accompanying notes are an integral part of these financial statements.

PACIFIC SYNDICATED RESOURCES, INC.
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

Note 1 -    Nature and Continuance of Operations

The Company was incorporated in the State of Nevada on March 20, 2006 and is in the exploration stage. Subsequent to May 31, 2006, the Company has acquired a mineral property located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

These financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $9,022 as at May 31, 2006 and further losses are anticipated in the development of its business raising doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

Note 2 -	Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted accounting principles in the United States of America.

Exploration Stage Company

The Company complies with Statements of Financial Accounting Standards (“SFAS”) “Development Stage Enterprises” No. 7.

PACIFIC SYNDICATED RESOURCES, INC.
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

Note 2 -	Summary of Significant Accounting Policies - (continued)

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Mineral Property

Pursuant to Emerging Issues Task Force (“EITF”) 04-2, the Company classified its mineral rights as tangible assets and acquisition costs are capitalized. Long-lived assets are required to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Company is to estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. However, the United States Securities Exchange Commission (“SEC”) staff has indicated that their interpretation of US GAAP requires mineral exploration costs to be expensed as incurred until commercially mineable deposits are determined to exist within a particular property.

As at May 31, 2006, any potential costs relating to the retirement of the Company’s mineral property interest has not yet been determined.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with SFAS No. 52, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations. There were no such adjustments recorded in the period from May 20, 2006 (inception) through may 31, 2006.

Fair Value of Financial Instruments

The carrying value of cash, accounts payable and accrued liabilities and due to related party approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

PACIFIC SYNDICATED RESOURCES, INC.
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

Note 2 -	Summary of Significant Accounting Policies - (cont’d)

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Loss Per Share

Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflect the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Stock-based Compensation

The Company has not adopted a stock option play and has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

PACIFIC SYNDICATED RESOURCES, INC.
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

Note 2 -	Summary of Significant Accounting Policies - (continued)

Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140”, to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006.  This adoption of this statement is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

Note 3 -	Mineral Property

April Hope Property

During the period ended May 31, 2006, the Company electronically staked a mineral property known as “April Hope Property”, located in the Province of British Columbia, Canada. The property was staked on behalf of the Company by the Company’s geologist and is held in trust for the Company. Upon request from the Company the title will be recorded in the name of the Company with the appropriate mining recorded. The Company incurred costs of $2,500 in relation to the staking of the mineral property.

Note 4 -   Capital Stock

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

PACIFIC SYNDICATED RESOURCES, INC.
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

During the period ended May 31, 2006, the Company issued 6,809,450 shares of common stock for total cash proceeds of $31,160.

At May 31, 2006, there were no outstanding stock options or warrants.

Note 5 -	Related Party Transactions

A director of the Company provided a loan of $1,175 as at May 31, 2006 to the Company. The amount is unsecured, non-interest bearing and has no specified terms of repayment. During the period ended May 31, 2006, the Company incurred an office rent expense of $800 with its president.

Note 6 -	Income Taxes

The significant components of the Company’s deferred tax asset as of May 31, 2006 are as follows:

Non-capital loss carryforward	$978
Less: valuation allowance for deferred tax asset	(978)

$-

There were no temporary differences between the Company’s tax and financial bases that result in deferred tax assets, except for the Company’s net operating loss carryforwards amounting to approximately $6,500 at May 31, 2006, which may be available to reduce future years’ taxable income. These carryforwards will expire, if not utilized, commencing in 2026.  Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company’s limited operating history and continuing losses. Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee		$106.79
Federal Taxes	$	zero
State Taxes and Fees	$	zero
Transfer Agent Fees		$1,000
Accounting fees and expenses		$5,000
Legal fees and expenses		$20,000
	$
Total		$26,067

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

We closed an issue to 4,000,000 shares of common stock in April of 2006 to Mr. Darrel Woronchak, our president, CEO, and sole director. Mr. Woronchak acquired these shares in exchange for $4,000 at a price of $0.001 per share. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act. We did not engage in any general solicitation or advertising. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

We completed an offering of 2,765,000 shares of our common stock at a price of $0.005 per share to a total of fifteen (15) purchasers on April 20, 2006. The total amount we received from this offering was $13,825. We completed an offering of 44,450 shares of our common stock at $0.30 per share to a total of eighteen (18) purchasers on April 28, 2006. The total amount we received from this offering was $13,335. The identity of the purchasers from both offerings is included in the selling shareholder table set forth above. We completed both of the offerings pursuant Rule 903(C)(3) of Regulation S of the Securities Act of 1933.

Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Cane Clark LLP, with consent to use
10.1	Agreement with Kathryn Witter
23.1	Consent of Dale Matheson Carr-Hilton LaBonte, Chtd.
99.1	Geological Report of R.C. McLean, Consulting Geologist with consent to use

Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, Nevada, on August 1, 2006.

  PACIFIC SYNDICATED RESOURCES, INC.

By:
/s/ Darrell Woronchak
Darrell Woronchak
President, CEO, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By:
/s/ Darrell Woronchak
Darrell Woronchak
President, CEO, and Director
August 1, 2006